                                                                Exhibit 2.3

                           ACQUIROR VOTING AGREEMENT


          THIS ACQUIROR VOTING AGREEMENT (this "Agreement") is entered into this
                                                ---------
24th day of June, 1999, by and among THINK NEW IDEAS, INC., a Delaware corporation (the "Company"), and each other Person listed on the signature page
                  -------
hereof who is a stockholder (each a "Stockholder" and collectively, the
                                     -----------
"Stockholders") of ANSWERTHINK CONSULTING GROUP, INC., a Florida corporation
-------------
(the "Acquiror").
      --------

          WHEREAS, the Stockholders own of record and beneficially the shares of common stock, par value $.001 per share, of the Acquiror ("Acquiror Common
                                                           ---------------
Stock") set forth opposite their respective names on Schedule A hereto and
-----                                                ----------
desire to enter into this Agreement with respect to such shares of Acquiror Common Stock;

          WHEREAS, Acquiror, Darwin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Acquiror ("Merger Sub"), and the Company have
                                            ----------
contemporaneously with the execution of this Agreement entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, which
                         ----------------
provides, among other things, for the merger (the "Merger") of the Merger Sub
                                                   ------
with and into the Company pursuant to the terms and conditions thereof; capitalized terms used herein and not otherwise defined shall have the meanings given to such terms as in the Merger Agreement;

          WHEREAS, as an essential condition and inducement to the Company entering into the Merger Agreement, the Company has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement; and

          NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound hereby, agree as follows:

     SECTION 1.  Voting

          (a) Each Stockholder hereby agrees to appear, or to cause the holder of record on any applicable record date (the "Record Holder") to appear, in
                                              -------------
person or by proxy, for the purpose of obtaining a quorum at any annual or special meeting of stockholders of the Acquiror and at any adjournment thereof at which matters relating to the Merger, Merger Agreement or any transaction contemplated thereby are considered; and

          (b) Each Stockholder further agrees that, it shall vote, or cause the Record Holder to vote, in person or by proxy all of the shares of Capital Stock, and any other voting interests in the Acquiror owned or hereafter acquired beneficially or of record by such Stockholder:

              (i) in favor of the Stock Issuance in connection with any meeting of, or solicitation of consents from, the stockholders of Acquiror at which or in connection with which the Stock Issuance is submitted for the consideration and vote of the stockholders of Acquiror;

              (ii) against approval or adoption of resolutions which would have the effect of preventing or materially delaying consummation of the Merger or otherwise preventing or materially delaying the Acquiror from performing its obligations under the Merger Agreement; and

              (iii) against any action which would constitute a material breach of any provision of the Merger Agreement.

          To the extent inconsistent with the foregoing provisions of this
Section 1, each Stockholder revokes any and all previous proxies with respect to
---------
shares of Capital Stock owned beneficially or of record by such Stockholder and agrees not to grant any proxy with respect to any other voting interests in Acquiror owned or hereafter acquired beneficially or of record by such Stockholder.

     SECTION 2.  Proxy; Further Assurances

          (a) Contemporaneously with the execution of this Agreement: (i) each Stockholder has delivered to the Company a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent
             ---------
permitted by law and to the extent provided therein, with respect to the shares referred to therein (the "Proxy"); and (ii) each Stockholder has caused to be
                          -----
delivered to the Company an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of
---------
Acquiror Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act), but not of record, by such Stockholder, which proxy shall be irrevocable to the fullest extent permitted by law and to the extent provided therein, with respect to the shares referred to therein.

          (b) Each Stockholder shall, at such Stockholder's own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in the Company the power to carry out and give effect to the provisions of this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into any agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) or transaction if such action would materially impair or materially interfere with the ability of any party to effectuate, carry out and comply with all of the terms of this Agreement.

     SECTION 3.  Representations and Warranties of Each Stockholder

          Each Stockholder hereby, severally and not jointly, represents and warrants to the Company as follows:

          (a) Such Stockholder has the legal capacity and all other power and authority necessary to enter into this Agreement, to perform the obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery of this Agreement by the Company and the other parties hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights generally and by the application of general principles of equity.

          (b) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not (i) to the knowledge of such Stockholder, conflict with or violate any law, regulation, court order, judgment or decree applicable to such Stockholder or by which the property of such Stockholder is bound or affected, or (ii) conflict with or result in any breach of or constitute a default under any contract or agreement to which such Stockholder is a party or by which such Stockholder or such Stockholder's property is bound or affected, which conflict, violation, breach or default would materially impair or materially interfere with such Stockholder's ability to perform its obligations under this Agreement.

          (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not require any consent or other action by any Person under, any provision of any agreement, contract or other instrument binding on such Stockholder.

          (d) The shares of Acquiror Common Stock reflected on Schedule A as
                                                               ----------
being owned by such Stockholder are the only shares of voting stock Capital Stock of Acquiror or any other voting interests in Acquiror owned beneficially or of record by such Stockholder, and except as set forth in Schedule A,
                                                             ----------
such Stockholder does not own any other options, warrants or rights to acquire shares of any class of capital stock of Acquiror or any other voting interests in Acquiror. Such Stockholder has the sole power respecting voting and transfer of such Stockholder's shares of Capital Stock. Except as set forth on Schedule
                                                                      --------
3(d) hereto, the shares and certificates representing such shares held by such
----
Stockholder are owned as indicated on Schedule A by such Stockholder, free and
                                      ----------
clear of all liens, claims, security interests, proxies, options, warrants or other rights, voting trusts or agreements, understandings or arrangements or any other Encumbrances whatsoever, except for any such Encumbrances or proxies arising hereunder.

          (e) No investment banker, broker, finder or other intermediary is entitled to a fee or commission in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

     SECTION 4.  Covenants of Each Stockholder

          Except pursuant to the terms of this Agreement, each Stockholder agrees severally and not jointly that such Stockholder will not, without the prior written consent of the Company, directly or indirectly, grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Capital Stock or any options, warrants or other rights to acquire stock of Acquiror. Each Stockholder agrees to notify the Company promptly, and to provide all details requested by the Company, if such Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

     SECTION 5.  Specific Performance

          Each Stockholder acknowledges and agrees that there would be no adequate remedy at law for the Company if such Stockholder fails to perform any of such Stockholder's obligations hereunder, and accordingly agrees that the Company, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of such Stockholder under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction. Each Stockholder hereby waives any objection to the imposition of such relief or to the posting of a bond in connection therewith.

     SECTION 6.  Governing Law

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     SECTION 7.  Parties in Interest

          This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives and permitted assigns. If any Stockholder shall at any time hereafter acquire ownership of, or voting power with respect to, any additional shares of Capital Stock or any other voting interests in Acquiror in any manner, whether by the exercise of any options or any securities or rights convertible into or exchangeable for shares of Capital Stock or any other voting interests in Acquiror, by operation of law or otherwise, such shares or other interests shall be held subject to all of the terms and provisions of this Agreement. Without limiting the foregoing, each Stockholder specifically agrees that the obligations of such Stockholder hereunder shall not be terminated by operation of law, whether by death or incapacity of such Stockholder or otherwise.

     SECTION 8.  Amendment

          This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

     SECTION 9.  Severability

          If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     SECTION 10.  Waiver

          Except as provided in this Agreement, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a wavier of any prior or subsequent breach of the same or any other provision hereunder.

     SECTION 11.  Notices

          All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

          If to a Stockholder:

          To such Stockholder's address or telecopier number as set forth on Schedule A attached hereto
----------

          with a copy to:

          Hogan & Hartson L.L.P.
          555 Thirteenth Street, N.W.
          Washington, D.C.  20004
          Telecopier No.:  (202) 637-5910
          Attention:  J. Hovey Kemp, Esq.

          If to the Company:

          Think New Ideas, Inc.
          45 West 36th Street
          12th Floor
          New York, NY  10018
          Telecopier No.: (212) 629-6850
          Attention: Ronald Bloom

          With a copy (which shall not constitute notice) to:

          Akin, Gump, Strauss, Hauer & Feld LLP
          1333 New Hampshire Avenue, N.W.
          Suite 400
          Washington, D.C. 20036
          Telecopier No.:  (202) 887-4288
          Attention:  Victoria A. Baylin, Esq.

     SECTION 12.  Entire Agreement; Assignment

          This Agreement (a) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and (b) shall not be assigned by operation of law or otherwise, except that this Agreement shall be binding upon each Stockholder and each Stockholder's successors and permitted assigns.

     SECTION 13.  Headings

          Section headings are included solely for convenience and are not considered to be part of this Agreement and are not intended to be an accurate description of the contents thereof.

     SECTION 14.  Counterparts

          This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 15.  Termination

          This Agreement and all of the parties' rights and obligations hereunder shall terminate on the earlier to occur of (a) the date on which the Merger Agreement is validly terminated pursuant to the provisions thereof and
(b) the Effective Time (the "Termination Date").
                             ----------------

     SECTION 16.  Affiliate Agreements

          Each Stockholder who also executes and enters into an Affiliate Agreement hereby agrees and acknowledges that, notwithstanding any other provisions of this Agreement and in addition to any obligations of such Stockholder hereunder, such Stockholder is and will be subject to all of the terms and provisions of such Affiliate Agreement and the obligations of such Stockholder contained in such Affiliate Agreement are and will be independent, separate and apart from the obligations of such Stockholder hereunder.


             [The remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Acquiror Voting Agreement, or have caused this Acquiror Voting Agreement to be executed and delivered on their behalf, as of the date first above written.


                                 THINK NEW IDEAS, INC.


                                 By:   /s/ Ronald Bloom
                                      ---------------------------------------
                                      Name:  Ronald Bloom
                                      Title: Chief Executive Officer


                                 STOCKHOLDERS


                                 By:   /s/ Ted A. Fernandez
                                      ---------------------------------------
                                      Name:    Ted A. Fernandez
                                      Address: 1001 Brickell Bay Drive
                                               Suite 300
                                               Miami, FL  33131



                                 By:   /s/ Allan R. Frank
                                      ---------------------------------------
                                      Name:    Allan R. Frank
                                      Address: 1001 Brickell Bay Drive
                                               Suite 300
                                               Miami, FL  33131



                                 By:  /s/ Ulysses S. Knotts, III
                                      ---------------------------------------
                                      Name:    Ulysses S. Knotts, III
                                      Address: 470 Montwicke Chase
                                               Atlanta, GA  30327

                                 By:   /s/ Luis E. San Miguel
                                      ---------------------------------------
                                      Name:    Luis E. San Miguel
                                      Address: 1001 Brickell Bay Drive
                                               Suite 300
                                               Miami, FL  33131



                                 By:   /s/ John F. Brennan
                                      ---------------------------------------
                                      Name:    John F. Brennan
                                      Address: 1001 Brickell Bay Drive
                                               Suite 300
                                               Miami, FL  33131



                                 By:   /s/ William C. Kessinger
                                      ---------------------------------------
                                      Name:    William C. Kessinger
                                      Address: 6100 Sears Tower
                                               Chicago, IL  60606



                                 By:   /s/ Fernando Montero
                                      ---------------------------------------
                                      Name:    Fernando Montero
                                      Address: 1001 Brickell Bay Drive
                                               Suite 300
                                               Miami, FL  33131



                                 By:   /s/ Edmund R. Miller
                                      ---------------------------------------
                                      Name:    Edmund R. Miller
                                      Address: 1001 Brickell Bay Drive
                                               Suite 300
                                               Miami, FL  33131



                                 By:   /s/ Jeffrey E. Keisling
                                      ---------------------------------------
                                      Name:    Jeffrey E. Keisling
                                      Address: Welsh and McKean Roads
                                               Springhouse, PA 19577

                                 By:   /s/ Robert J. Bahash
                                      ---------------------------------------
                                      Name:    Robert J. Bahash
                                      Address: 1221 Avenue of the Americas
                                               49th Floor
                                               New York, NY  10020



                                 By:   /s/ Alan T.G. Wix
                                      ---------------------------------------
                                      Name:    Alan T.G. Wix
                                      Address: 99 Merewood Road
                                               Barnehurst, Kent
                                               DA7 6PH England


                                 TED A. FERNANDEZ
                                 FLINT TRUST



                                 By:  /s/ Ted A. Fernandez
                                      ---------------------------------------
                                      Name:    Ted A. Fernandez
                                      Address: 1001 Brickell Bay Drive
                                               Suite 300
                                               Miami, FL  33131


                                 GOLDER, THOMA, CRESSEY, RAUNER
                                 FUND V, LP



                                 By:  /s/ William C. Kessinger
                                      ---------------------------------------
                                      Name:    William C. Kessinger
                                      Address: 6100 Sears Tower
                                               Chicago, IL  60606

                                 GTCR ASSOCIATES V



                                 By:   /s/ William C. Kessinger
                                      ---------------------------------------
                                      Name:    William C. Kessinger
                                      Address: 6100 Sears Tower
                                               Chicago, IL  60606


                                 VIZCAYA INVESTMENTS, INC.



                                 By:   /s/ Fernando Montero
                                      ---------------------------------------
                                      Name:    Fernando Montero
                                      Address: 1001 Brickell Bay Drive
                                               Suite 300
                                               Miami, FL  33131


                                 HOLTERMANN CORPORATION



                                 By:   /s/ Fernando Montero
                                      ---------------------------------------
                                      Name:    Fernando Montero
                                      Address: 1001 Brickell Bay Drive
                                               Suite 300
                                               Miami, FL  33131


                                 SOUTHAMPTON, LTD.



                                 By:   /s/ Fernando Montero
                                      ---------------------------------------
                                      Name:    Fernando Montero
                                      Address: 1001 Brickell Bay Drive
                                               Suite 300
                                               Miami, FL  33131

                                 EDMUND R. MILLER FLINT TRUST



                                 By:   /s/ Edmund R. Miller
                                      ---------------------------------------
                                      Name:    Edmund R. Miller
                                      Address: 1001 Brickell Bay Drive
                                               Suite 300
                                               Miami, FL  33131


                                 MILLER CAPITAL MANAGEMENT



                                 By:   /s/ Edmund R. Miller
                                      ---------------------------------------
                                      Name:    Edmund R. Miller
                                      Address: 1001 Brickell Bay Drive
                                               Suite 300
                                               Miami, FL  33131


                                 SOUTHEAST INVESTMENTS, L.P.



                                 By:   /s/ Edmund R. Miller
                                      ---------------------------------------
                                      Name:    Edmund R. Miller
                                      Address: 1001 Brickell Bay Drive
                                               Suite 300
                                               Miami, FL  33131


                                 SOUTHEAST INVESTMENTS
                                 INTERNATIONAL, LTD



                                 By:   /s/ Edmund R. Miller
                                      ---------------------------------------
                                      Name:    Edmund R. Miller
                                      Address: 1001 Brickell Bay Drive
                                               Suite 300
                                               Miami, FL  33131

                                   EXHIBIT A

                           Form of Irrevocable Proxy


     The undersigned Stockholders of ANSWERTHINK CONSULTING, INC., a Florida corporation (the "Acquiror"), hereby irrevocably (to the fullest extent
                  --------
permitted by law) appoints and constitutes THINK NEW IDEAS, INC., a Delaware corporation (the "Company"), the attorney and proxy of the undersigned, with
                  -------
full power of substitution and resubstitution, to the full extent of the undersigned's voting rights with respect to (a) the outstanding shares of common stock, par value $.001 per share, of the Acquiror (the "Acquiror Common Stock")
                                                        ---------------------
or any other capital stock of the Acquiror (collectively with the Acquiror Common Stock, the "Capital Stock") owned of record by the undersigned as of the
                   -------------
date of this proxy, which shares are specified on the final page of this proxy, and (b) any and all other shares of Capital Stock of the Acquiror which the undersigned may acquire on or after the date hereof, provided that this proxy
                                                     --------
automatically shall be revoked with respect to any shares of Capital Stock that are sold, transfered or otherwise disposed of by the undersigned ("Transferred
                                                                   -----------
Stock") effective as of the date of such sale, transfer or other disposition
-----
("Date of Disposition").  Upon the execution hereof, all prior proxies given by
---------------------
the undersigned with respect to any of the Capital Stock are hereby revoked, and the undersigned agrees that no subsequent proxy will be given with respect to the voting of any of the Capital Stock (other than Transferred Stock after the Date of Disposition given by the purchaser, transferee or other beneficiary of such other disposition with respect to such stock) except to the extent that such proxies do not prevent the voting of this proxy in favor of the transactions described herein.

     This proxy is irrevocable (except as and to the extent provided in the immediately preceding paragraph), is coupled with an interest, is granted in connection with the execution and delivery of the Acquiror Voting Agreement, dated as of the date hereof, among Acquiror and the undersigned (the "Acquiror
                                                                      --------
Voting Agreement") and is granted in consideration of Acquiror entering into the
----------------
Agreement and Plan of Merger, dated as of the date hereof, among the Company, Darwin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Acquiror ("Merger Sub") and the Acquiror (the "Merger Agreement").
              ----------                          ----------------

     The proxy named above (and its successors) will, prior to the Termination Date (as hereinafter defined), be empowered, and may exercise this proxy, to vote the Capital Stock at any meeting of the Stockholders of the Acquiror, however called, or in connection with any solicitation of written consents from Stockholders of the Acquiror, called or solicited, as the case may be, for the purpose of voting on the Merger Agreement and the transactions contemplated thereby in favor of the

Stock Issuance (as defined in the Merger Agreement). The undersigned may vote the Capital Stock on all other matters.

     This proxy shall be binding upon the representatives, successors and permitted assigns of the undersigned.

     If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then
(a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

     This proxy and the rights contained herein shall terminate upon the termination of the Acquiror Voting Agreement as provided therein (the "Termination Date").
-----------------

Date:  June __, 1999

                              _________________________________________
                              Stockholder's Name

                              Number of shares of common stock of the Acquiror owned of record as of the date of this proxy:


                              _________________________________________


                                      -2-